Exhibit 99.2

PRESS RELEASE

For Immediate Distribution

ATPC Partners with Phoenix Green Energy to Drive Solar Innovation and Enhances ESG Initiatives

Joint Effort to Accelerate Solar Technology Development and Promote Sustainable Practices

KUALA LUMPUR, 27 AUGUST 2024 – NASDAQ-listed AGAPE ATP Corporation (“ATPC”), a growing player in the field of sustainable energy solutions, through its subsidiary, ATPC Green Energy Sdn. Bhd. (“ATPC Green Energy”) has entered into a strategic collaboration with Phoenix Green Energy Sdn. Bhd. (“PGE”) to accelerate the development and commercialisation of cutting-edge solar power solutions in Malaysia. This partnership underscores ATPC’s commitment to expanding its green energy portfolio and reinforcing its Environmental, Social, and Governance (“ESG”) initiatives.

The collaboration agreement outlines a comprehensive plan to jointly develop and commercialise a targeted portfolio of solar products, including amorphous thin-film solar panels and related technologies . These innovations are intended to support a wide array of applications, particularly in electrical power production, contributing to Malaysia’s transition to sustainable energy.

L-R: Prof Dato' Sri Dr How Kok Choong, the Founder and Global Group CEO of ATPC and Heng Huachuin, the Vice President of Phoenix Green Energy Sdn. Bhd. (link)

Prof Dato’ Sri Dr How Kok Choong, the Founder and Global Group CEO of ATPC, remarked, “This collaboration is pivotal for our subsidiary, ATPC Green Energy as we seek to broaden our green energy offerings and enhance our impact on the environment. By working with Phoenix Green Energy, we are not only advancing solar technology but also strengthening our ESG commitments. This partnership positions us to deliver innovative solutions that align with global sustainability goals and drive long-term growth for our company.”

Through this partnership, ATPC Green Energy and PGE will combine their expertise to develop high-efficiency solar products that meet the growing demand for renewable energy in Malaysia and the ASEAN region. The collaboration will involve leveraging PGE’s technical consultancy in solar power systems and ATPC Green Energy’s experience in delivering comprehensive energy-saving solutions. This synergy is expected to accelerate the adoption of solar energy, reduce carbon footprints, and contribute significantly to Malaysia’s renewable energy landscape.

Heng Huachuin, the Vice President of Phoenix Green Energy, added, “Our collaboration with ATPC Green Energy represents a significant opportunity to innovate in the solar energy space. Together, we are poised to deliver solutions that not only meet the energy needs of our clients but also contribute to a more sustainable and environmentally responsible future.”

This partnership reinforces ATPC Green Energy’s commitment to environmental stewardship by promoting renewable energy sources and reducing reliance on fossil fuels. The collaboration aligns with ATPC’s broader ESG strategy, which includes driving sustainable practices across its operations, supporting the UN Sustainable Development Goals, and delivering long-term value to stakeholders.

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About AGAPE ATP Corporation

Agape ATP Corporation (ATPC) is dedicated to enhancing the quality of life and promoting sustainable development. With a strong foundation built on two core business pillars, ATPC specialises in the provision of health and wellness products that caters to the diverse needs of its customers, ensuring their well-being and vitality. Additionally, APTC delivers comprehensive energy-saving solutions that empower companies to drive sustainability initiatives, reduce energy consumption, and achieve their sustainability goals.

For more information, visit https://atpc.com.my/.

Issued By: Swan Consultancy Sdn. Bhd. on behalf of Agape ATP Corporation

For more information, please contact:

Jazzmin Wan

Tel: +60 17-289 4110

Email: j.wan@swanconsultancy.biz

Mandy Tan

Tel: +60 16-477 2257

Email: m.tan@swanconsultancy.biz

FORWARD LOOKING STATEMENT

Certain statements contained in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected benefits and outcomes of the relaunch of ATPC Green Energy, the support from B&H Intec Solution, and the potential for energy-saving solutions in various sectors. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to execute its strategies, manage growth, and maintain its corporate culture; the Company’s future business development, financial conditions, and results of operations; expectations regarding demand for and market acceptance of our products and services; changes in technology; economic conditions; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Malaysia and the international markets the Company plans to serve, and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statements contained in this press release speak only as of the date hereof, and AGAPE ATP Corporation specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

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